UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Freeport-McMoRan Copper & Gold Inc.’s (FCX) acquisition of Phelps Dodge Corporation (Phelps Dodge) is deemed under Peruvian law to be an indirect acquisition by FCX of over 50% of the voting shares of Sociedad Minera Cerro Verde S.A.A. (SMCV), a publicly-traded Peruvian entity in which Phelps Dodge owns 53.56%.  Pursuant to applicable Peruvian regulations, FCX is required to conduct a tender for 24.87% of the minority interest in SMCV.  Accordingly, on August 1, 2007, a subsidiary of FCX submitted a tender offer for these shares.  Certain minority holders have waived their rights to participate in the tender offer and after taking this into account, the shares remaining for purchase total 6.94% of the SMCV shares (24.3 million shares).  The offering price of $14.40 per share of SMCV was determined by an independent appraiser appointed by Peruvian regulators.  FCX does not expect holders to tender their shares because the offer of $14.40 per share is below the recent trading price of SMCV of $26 to $30 per share.  The tender offer will remain open for 20 business days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  August 2, 2007